Exhibit 10.18

The Restricted Class B Common Units (the “Class B Restricted Units”) granted hereunder have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may be offered and sold only if so registered or in a manner exempt from registration under the Securities Act. The restricted interest granted hereunder is also subject to additional restrictions on transfer as set forth herein and in the Partnership Agreement (as defined below), a copy of which may be obtained from the Company. No crediting of the Class B Restricted Units granted hereunder will be made on the books of the Company unless accompanied by evidence of compliance with all such terms and restrictions.

NUMBER OF CLASS B COMMON UNITS GRANTED:

DATE OF GRANT: November 18, 2008

GRANT OF RESTRICTED CLASS B UNITS

OF

CONNORS BROS., L.P.

THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, [                    ] (the “Holder”) is hereby granted from Connors Bros., L.P., a Delaware limited partnership (together with any successor entity, the “Company”), the number of Class B Common Units listed above, subject to the terms, provisions and conditions set forth in this Grant of Class B Restricted Units of Connors Bros., L.P. (this “Grant Agreement”), and subject to the applicable terms, restrictions, provisions and conditions, contained in the limited partnership agreement of the Company (as such may be amended, amended and restated, supplemented, or otherwise modified from time to time, the “Partnership Agreement”). Capitalized terms used herein and not defined shall have the respective meanings assigned to such terms in the Partnership Agreement.

SECTION 1. VESTING

1.1 In General: Except as otherwise provided in Section 1.2, the Holder’s Class B Restricted Units shall vest on the seventh anniversary of the date hereof. Any such Units shall be held by the Company in a custodial capacity until the applicable vesting date.

1.2 Vesting upon an Exit Transaction: Prior to the seventh anniversary of the date hereof, upon (but effective immediately prior to) the occurrence of each Exit Transaction a portion (if any) of the Holder’s Class B Restricted Units shall, if the holder is employed on such date by the Company or an affiliate thereof, immediately vest such that, after giving effect to such vesting, the aggregate percentage of Class B Restricted Units granted to the Holder that shall have vested shall be equal to the Exit Percentage with respect to such Exit Transaction.

SECTION 2. REPURCHASE RIGHT OF THE COMPANY

2.1 Repurchase Right: In the event of the Holder’s termination of employment with the Company or any of its affiliates for any reason other than (i) as a result of death or Disability (as defined below), (ii) by the Company or any of its affiliates without Cause (as defined below) or (iii) by the Holder for Good Reason (as defined below), the Company shall have the right, but not the obligation, to repurchase all or a portion of the Holder’s unvested Class B Restricted Units for the aggregate sum of $1.00. In the event of the Holder’s termination of employment with the Company or any of its affiliates (i) as a result of death or Disability, (ii) by the Company or any of its affiliates without Cause or (iii) by the Holder for Good Reason, the Holder shall fully vest in the Class B Restricted Units, provided however, that, subject to Section 1.2, such Units shall remain subject to the Partnership Agreement.

2.2 Definitions:

(a) “Board” means the board of directors, or other governing body, of CP V CB GP, LLC, a Delaware limited liability company or, in the absence of such a body, the board of directors or other governing body of the Company or, in the absence of any of the foregoing, the Company or any successor entity.

(b) “Class A Common Units” means the limited partner Class A Common Units as defined in the Partnership Agreement and any securities into which they shall have been converted or for which they shall have been exchanged including, following the creation of PublicCo (as defined in the Partnership Agreement), shares of common stock of PublicCo.

(c) “Class B Common Units” has the meaning set forth in the Partnership Agreement.

(d) “Cause” as used in this Grant Agreement means (i) if the Holder is party to an employment agreement with the Company or any of its affiliates dated as of the date hereof, “Cause” as defined therein or (ii) in the event there is no such employment agreement, then “Cause” as used in this Grant Agreement means (1) the Holder’s commission of a felony or any other crime involving moral turpitude, fraud, misrepresentation, embezzlement or theft; (2) the Holder’s engaging in any activity that is harmful (including, without limitation, alcoholic or other self-induced affliction), in a material respect, to the General Partner, the Company or any of their respective subsidiaries, monetarily or otherwise, as determined by a majority of the Board; (3) the Holder’s material malfeasance (including without limitation, any intentional act of fraud or theft or the intentional misrepresentation of any material financial or other operating results of the General Partner, the Company or any of their respective subsidiaries) in connection with the performance of his or her duties to the General Partner, the Company or any of their respective subsidiaries; (4) the Holder’s misconduct or gross negligence in connection with the performance of his or her duties to the General Partner, the Company or any of their respective subsidiaries; (5) the Holder’s significant violation of any statutory or common law duty of loyalty to the General Partner, the Company or any of their respective subsidiaries; (6) the Holder’s material breach of (x) the terms and conditions of the Holder’s employment with the General Partner, the Company or any of their respective subsidiaries, (y) any restrictive covenant provision, including without limitation, any applicable non-competition, non-solicitation, standstill, non-disparagement or confidentiality provision, of any agreement between the Holder and the General Partner, the Company or any of their respective subsidiaries, or (z) a material policy of the General Partner, the Company or any of their respective subsidiaries (including without limitation, disclosure or misuse of any confidential or competitively sensitive information or trade secrets of the General Partner, the Company or any of their respective subsidiaries); or (7) the Holder’s refusal or failure to carry out directives or instructions of the Holder’s supervisor, the Company’s Chief Executive Officer or the Board (or its designee), as applicable, that are consistent with the scope and nature of the Holder’s employment, in the case of clause (4), (6) or (7) above, only if such breach or failure continues for more than 10 days following written notice from the Company describing such breach or failure; provided, however, that the Holder shall be entitled to no more than one opportunity to cure with respect to clauses (4), (6) and (7).

(e) “Centre” means Centre Capital Investors V, L.P.

(f) “Committee” as used in this Grant Agreement, means a committee designated by the Board consisting of two or more members or executive officers of the Board or of the Company; provided that in the absence of a Committee, the Board shall be deemed to be the Committee.

(g) “Core Investment” means Centre’s aggregate investment in the Company and the Class A Common Units received directly or indirectly by it in return therefor.

(h) “Disability” as used in this Grant Agreement means, (i) if the Holder is party to an employment agreement with the Company or any of its affiliates dated as of the date hereof, “Disability” as defined therein or (ii) in the event there is no employment agreement, then “Disability” as used in this Grant Agreement means that the Holder has been unable, for 90 consecutive days, or for periods aggregating 135 business days in any period of twelve months, to perform the Holder’s employment duties with Company or any affiliate thereof, as a result of physical or mental impairment, illness or injury, as determined in good faith by the Committee.

(i) “Exit Percentage” means, with respect to any Exit Transaction, the percentage equivalent to a fraction, the numerator of which is the sum of (i) the aggregate number of Class A Common Units included in the Core Investment sold or to be sold by Centre in such Exit Transaction plus (ii) the aggregate number of Class A Common Units included in the Core Investment theretofore sold by Centre, and the denominator of which is the aggregate number of Class A Common Units that constituted the Core Investment.

(j) “Exit Transaction” means, as determined by the Committee in its sole discretion, (i) the first sale by Centre (other than to a Permitted Transferee (as defined in the Partnership Agreement)) that would result in Centre owning interests in the Company representing less than 50% of its Core Investment, or ((ii) any sale by Centre (other than to a Permitted Transferee (as defined in the Partnership Agreement)) of its interests in the Company following a sale described in (i) above, (iii) any sale by Centre that triggers a “Tag-Along Right” (as defined in the Partnership Agreement) pursuant to Section 9.2 of the Partnership Agreement, or (iv) any merger, recapitalization, reorganization or similar event having substantially the result described in (i) or (ii) above; provided that, notwithstanding the foregoing, any reorganization or similar event effected to facilitate a refinancing or a public issuance of debt or equity securities shall not be deemed to be an “Exit Transaction.”

(k) “General Partner” means CP V CB GP, LLC, a Delaware limited liability company.

(l) “Good Reason” as used in this Grant Agreement means (i) if the Holder is party to an employment agreement with the Company or any of its affiliates dated as of the date hereof, “Good Reason” as defined therein or (ii) in the event there is no such employment agreement, then “Good Reason” as used in this Grant Agreement means:

(1) the failure of the General Partner, the Company or any of their respective subsidiaries, as applicable (the “Employer”) to pay or provide when due the Holder’s salary, which failure is not cured within 20 days after the receipt by the Board from the Holder of a written notice referring to this provision and describing such failure; or

(2) a reduction by the Company in the Holder’s base salary; or

(3) the failure to continue the Holder in the Holder’s current position or the removal of the Holder from such position; or

(4) a material diminution of the Holder’s responsibilities, duties or status, which diminution is not rescinded within 30 days after the date of receipt by the Board from the Holder of a written notice referring to this provision and describing such diminution; or

(5) the Company’s relocation of its San Diego, California headquarters more than 30 driving miles from its current location; provided, however, that, such a relocation shall not be deemed to constitute “Good Reason” hereunder in the event that, after such relocation, the Company’s headquarters are located closer to the Holder’s current residence than prior to such relocation; provided, further that, the Holder acknowledges that he or she may be required to spend a substantial amount of time traveling on Company business.

Notwithstanding the foregoing, no termination by a Holder for Good Reason shall be effective unless such Holder gives 60 days’ advance written notice to the Board within 180 days following the occurrence of an event constituting Good Reason; provided that the Employer shall have 20 days after the date such notice has been given to the Board in which to cure the conduct specified in such notice. The Holder’s continued employment during such 20-day period shall not constitute the Holder’s consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

(m) “Fair Market Value” means the fair market value based upon an arm’s-length sale between a willing buyer and a willing seller, as determined in the sole discretion of the Committee.

SECTION 3. REPRESENTATIONS AND WARRANTIES.

3.1 Representations and Warranties of the Company. The Company represents and warrants to the Holder that:

(a) the Company has all necessary partnership power and authority to execute, deliver and perform the obligations under this Grant Agreement and the execution, delivery and performance by the Company of this Grant Agreement has been duly authorized by all necessary partnership action; and this Grant Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors, rights generally and by general equitable principles and except as rights to indemnity thereunder may be limited by applicable securities laws; and

(b) the execution, delivery and performance by the Company of this Grant Agreement and the crediting on its books and records by the Company of the Class B Restricted Units, do not and will not contravene or constitute a default under any provision of applicable law or regulation or of the Partnership Agreement or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any lien on any asset of the Company.

3.2 Representations and Warranties of the Holder. The Holder represents and warrants to the Company that:

(a) the Holder is acquiring the Class B Restricted Units and, if and when the Holder becomes vested, will acquire any unrestricted Class B Restricted Units for investment purposes only, for the Holder’s own account, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of such securities within the meaning of the Securities Act and applicable state securities law;

(b) any subsequent sale of any such Class B Restricted Units shall be made either pursuant to an effective registration statement under the Securities Act or otherwise in compliance therewith and in all events in compliance with the Partnership Agreement;

(c) this Grant Agreement and all Class B Restricted Units received pursuant hereto shall be subject to the terms hereof and of the Partnership Agreement;

(d) the Holder understands that, absent an election under section 83(b) of the Code, when the Class B Restricted Units become free from a substantial risk of forfeiture he will be deemed by the Internal Revenue Service and pertinent state tax authorities to be in receipt of taxable income in an amount equal to the excess of the fair market value of the Class B Restricted Units awarded hereunder and the price paid therefor, if any, and, that if he makes an election under section 83(b) of the Code, the excess of the fair market value of the Class B Restricted Units awarded hereunder and the price paid therefor, will be included in income upon the grant of the Class B Restricted Units, and that he has obtained and will rely upon the advice of the Holder’s own tax advisors with respect to such matters;

(e) the Holder has had the opportunity to consult with counsel, has received, is familiar with and has had adequate time to consult with such counsel regarding the terms of this Grant Agreement and the Partnership Agreement, understands the speculative and financial risks associated with an investment in the Class B Restricted Units and the uncertainty with respect to the Company’s future operations, and does not desire any additional information with respect to any of the foregoing;

(f) in evaluating the merits and risks of an investment in Class B Restricted Units, the Holder has and will rely upon the advice of the Holder’s own legal counsel, and tax and investment advisors;

(g) at no time was any oral representation made to the Holder relating to the Class B Restricted Units and the Holder was not presented with or solicited by any promotional meeting or material relating to the Class B Restricted Units or any securities of the Company. The Holder is not acquiring the Class B Restricted Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspapers, magazine or similar media or broadcast over television or radio.

(h) the Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and the rules and regulations in effect thereunder because such person falls within one or more categories set forth on Exhibit A and has checked the box(es) next to the applicable Section(s) of such Exhibit A;

(i) the Holder’s principal office or residence address is as set forth on the signature page hereof. The Holder agrees that it will notify the Company in writing if the Holder’s principal office or residence address changes;

(j) the Holder does not have any present intent to resell or distribute all or any part of the Holder’s Class B Restricted Units;

(k) the Holder has been advised that the Class B Restricted Units have not been registered under the Securities Act, that the Class B Restricted Units may not be sold or otherwise disposed of unless such offer and sale are registered thereunder or an exemption from registration is available and that accordingly it may be required to bear the economic risk of the investment in the Class B Restricted Units for an indefinite period of time. The Holder also understands that the Company does not have any intention of registering the Class B Restricted Units under the Securities Act or of supplying the information which may be necessary to enable the Holder to offer and/or sell the Class B Restricted Units pursuant to Rule 144 under the Securities Act, and that the Company will not be registered as an investment company under the Investment Company Act of 1940, as amended;

(l) the Holder acknowledges that it has received, within a reasonable time prior to the sale, the Offering Memorandum dated November 10, 2008 provided by the Company to such Holder (as the same may be amended or supplemented from time to time, the “Offering Memorandum”) and the Partnership Agreement. The Holder has been given the opportunity to obtain any information or documents, and to ask questions and receive answers about such documents, the Company, the General Partner and their respective subsidiaries and the business and prospects of each and their subsidiaries (including, without limitation, the transactions to be consummated pursuant to the terms of that certain business acquisition agreement between Connors Bros. Income Fund and certain of its subsidiaries, Connors Bros., L.P. (f/k/a BBCL Holdings L.P.) and 3231021 Nova Scotia Company, dated September 25, 2008 as amended October 15, 2008, and as may be further amended or restated from time to time) as it deems necessary to evaluate the merits and risks related to its investment in the Class B Restricted Units and, to the extent it has asked such questions or requested such information, the Company has answered such questions and supplied such information to the Holder’s satisfaction. No representations concerning the matters set forth above or any other matters related to such investment have been made to the Holder except as expressly set forth in the Partnership Agreement. The Holder has consulted its own attorney, accountant or investment advisor with respect to the investment contemplated hereby and its suitability for the Holder, including the tax and other economic considerations related to the investment. The Holder’s decision to invest in the Company is entirely the investment decision and responsibility of the Holder. The Holder acknowledges that it has independently and without reliance upon the Company or the General Partner, or any of their respective officers, directors, employees, agents, partners, advisors, attorneys-in-fact or affiliates, made its own analysis of the likelihood of success of its investment in the Company and made its own decision to enter into this Grant Agreement and make the investment contemplated herein;

(m) the Holder (A) has knowledge and experience in financial and business matters such that the Holder is capable of evaluating the merits and risks of the purchase of the Class B Restricted Units as contemplated by this Grant Agreement, the Offering Memorandum and the Partnership Agreement, and (B) is able to bear the economic risk of the investment in the Class B Restricted Units for an indefinite period of time and can afford to suffer a complete loss of the investment in such Class B Restricted Units; and

(n) The Holder has been informed that the offer of the Class B Restricted Units is being made pursuant to an exemption from the registration requirements of the Securities Act, relating to transactions by an issuer not involving a public offering, and that, consequently, the materials relating to the offer have not been subject to review and comment by the staff of the Securities and Exchange Commission or any other governmental authority in the United States or otherwise.

SECTION 4. VALIDITY.

The Company covenants and agrees that the Class B Common Units to granted pursuant hereto shall, at the time of such grant, be duly authorized and validly issued.

SECTION 5. OWNERSHIP

Other than as provided herein and subject to the vesting requirements, the Holder shall have all the rights and privileges of ownership incident to the Class B Restricted Units. Notwithstanding the foregoing, if a Holder is still employed by the Company or any of its Subsidiaries on the date on which an extraordinary cash or non-cash dividend (other than an ordinary dividend or a tax distribution) is distributed by the Company to its interest holders (as determined by the Committee in its sole discretion), then the Holder shall receive a payment with respect to the unvested portion of the Class B Restricted Units (it shall be the obligation of such Holder’s employer to make such payment, unless the Company voluntarily undertakes the obligation to make such payment).

SECTION 6. RESTRICTIONS ON TRANSFERABILITY OF CLASS B RESTRICTED UNITS.

Except as otherwise provided herein or as otherwise consented to in writing by the Company, the Class B Restricted Units may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the Holder until such units are vested. Additionally, the Class B Restricted Units and any Class B Common Units acquired upon the vesting and distribution of the Class B Restricted Units may be Transferred only as provided in the Partnership Agreement. Any attempt to dispose of Class B Restricted Units in a manner contrary to the restrictions contained in this Section or as otherwise provided herein shall be void ab initio.

SECTION 7. NO RIGHTS TO CONTINUED EMPLOYMENT.

In no event shall the granting of the Class B Restricted Units, their acceptance or their vesting be deemed to give or confer on the Holder any right to continued employment by or service, including, without limitation, as a director or manager, with the Company or its affiliates and/or the General Partner.

SECTION 8. ADMINISTRATION.

This Grant Agreement shall be administered by the Committee. The Committee shall, subject to the terms of this Grant Agreement, interpret this Grant Agreement and the application hereof, establish rules and regulations it deems reasonably necessary for the administration of this Grant Agreement. The Holder agrees that the Committee shall have right to resolve all questions which may arise in connection with the Class B Restricted Units or their vesting, transfer or forfeiture. Any interpretation, determination or other action made or taken by the Committee regarding this Grant Agreement shall be final, binding and conclusive.

SECTION 9. SEVERABILITY.

Should any part of this Grant Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in full force and effect as if this Grant Agreement had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Grant Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

SECTION 10. INDEX AND CAPTIONS.

The index and the descriptive headings of the various sections of this Grant Agreement are for convenience only and shall not affect the meaning or construction of the provisions hereof.

SECTION 11. DISPUTES. Any dispute or controversy between the Company and the Holder, arising out of or relating to this Grant Agreement, the breach of this Grant Agreement, or otherwise, shall be settled in accordance with the terms applicable to the Partnership Agreement.

SECTION 12. GOVERNING LAW; WAIVER OF JURY TRIAL.

THE CLASS B RESTRICTED UNITS AND ALL RIGHTS ARISING HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW).

EACH PARTY HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS FOR ITSELF AND ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF AND SERVICE OF PROCESS PURSUANT TO THE LAWS OF THE STATE OF DELAWARE AND THE RULES OF ITS COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY ARISING UNDER OR OUT OF IN RESPECT OF OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY FURTHER IRREVOCABLY DESIGNATES AND APPOINTS THE INDIVIDUAL IDENTIFIED IN THE SIGNATURE PAGES HERETO TO RECEIVE NOTICES ON ITS BEHALF AND AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH ACTION BEFORE ANY BODY, SUCH SERVICE BEING HEREBY ACKNOWLEDGED TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO EACH PARTY AT ITS ADDRESS PROVIDED IN THE SIGNATURE PAGES HERETO; PROVIDED THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF THE SERVICE OF SUCH PROCESS. IF ANY AGENT SO APPOINTED REFUSES TO ACCEPT SERVICE, THE DESIGNATING PARTY HEREBY AGREES THAT SERVICE OF PROCESS SUFFICIENT FOR PERSONAL JURISDICTION IN ANY ACTION AGAINST IT IN THE APPLICABLE JURISDICTION MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO ITS ADDRESS PROVIDED IN THE SIGNATURE PAGES HERETO. EACH PARTY HEREBY ACKNOWLEDGES THAT SUCH SERVICE SHALL BE EFFECTIVE AND BINDING IN EVERY RESPECT. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF ANY PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE CLASS B RESTRICTED UNITS.

SECTION 13. AMENDMENTS; WAIVERS.

Any provision of this Grant Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Holder and the Company, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14. NOTICES.

Any notice or other communication required or permitted to be given hereunder shall be in writing and may be personally served, or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth below or such other address as shall be designated by such party in a written notice delivered to the other party hereto.

If to the Company:

Connors Bros., L.P.

c/o Centre Partners Management LLC

30 Rockefeller Plaza, 50th Floor

New York, NY 10020

Facsimile: (212) 382-5801

Attention: Scott Perekslis

with a copy (which shall not constitute notice) to:

Dechert LLP

1095 Avenue of the Americas

New York, NY 10036

Facsimile: (212) 698-3599

Attention: Mark Thierfelder, Esq.

If to the Holder:

[name]

[address]

SECTION 15. TAX WITHHOLDING. The Company shall have the right to require, prior to the crediting of any Class B Restricted Units, payment by the Holder of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such interest, whether due to an election under section 83(b) of the Code, or not. At the election of the Company, (i) if approved by the Committee in its sole discretion, the Company may reduce the number of Class B Units to be credited to the Holder by the whole number of Class B Units having an aggregate Fair Market Value as of the date an obligation to withhold or pay taxes arises in connection with the Class B Restricted Units (the “Tax Date”) in the amount necessary to satisfy any such obligation or (ii) the Holder shall satisfy any such obligation by any of the following means: (A) a cash payment to the Company or (B) if approved by the Committee in its sole discretion, authorizing the Company to withhold whole Class B Restricted Units which would otherwise been credited to the Holder having an aggregate fair market value determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) if approved by the Committee in its sole discretion, any combination of (A) and (B). Any fraction of a Class B Restricted Unit which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Holder.

SECTION 16. DESIGNATION OF BENEFICIARY. If permitted by the Company, the Holder may file with the Committee a written designation of one or more Persons as the Holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the Holder’s death. Each beneficiary designation shall become effective only when filed in writing with the Committee during the Holder’s lifetime on a form prescribed by the Committee. The spouse of a married Holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations. If the Holder fails to designate a beneficiary, then Holder’s designated beneficiary shall be deemed to be the his executor, administrator, legal representative or similar person.

IN WITNESS WHEREOF, the parties have caused this Grant Agreement to be signed as of the Date of Grant first set forth above.

CONNORS BROS., L.P.

By:
[ ]
[ ]

ACKNOWLEDGED AND AGREED
AS OF THIS DAY OF 2008

[Name]
[**Employee Address]

EXHIBIT A

ACCREDITED INVESTOR STATUS

The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act because the Holder falls within one or more of the following categories (check applicable box(es)).

(a) A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), whether acting in regard to this investment in its individual or a fiduciary capacity.  ☐

(b) A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.   ☐

(c) An insurance company (as defined in Section 2(a)(13) of the Securities Act.  ☐

(d) An investment company registered under the Investment Company Act of 1940.  ☐

(e) A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940).  ☐

(f) A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 30I(c) or (d) of the Small Business Investment Act of 1958.  ☐

(g) A plan established and maintained by a state, any of its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000.  ☐

(h) An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors.  ☐

(i) A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).  ☐

(j) An organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, or Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Class B Restricted Units, with total assets in excess of $5,000,000.   ☐

(k) A director, executive officer, or general partner of the issuer of the Class B Restricted Units, or any director, executive officer, or general partner of a general partner of the issuer.

(l) A natural person whose individual net worth, or joint net worth with such person’s spouse, at the time of the grant of the Class B Restricted Units exceeds $1,000,000.  ☐

(m) A natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with such person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.   ☐

(n) A trust, with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Class B Restricted Units, whose purchase of the Class B Restricted Units is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act.  ☐

(o) An entity in which all of the equity owners fit into at least one of the categories listed under paragraphs (a) through (n) above.   ☐